Exhibit 99.1

(Furnished herewith)

News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere Reports Net Income of $2.246 Billion for Fourth Quarter, $7.131 Billion for Fiscal Year

●	Fourth-quarter net income rises sharply on net sales gain of 40%, demonstrating strong execution in face of continued supply-chain constraints.
●	Market environment bolstered by favorable industry fundamentals and continuation of strong demand for farm and construction equipment.
●	Full-year 2023 forecast calls for higher sales and net income of $8.0 to $8.5 billion.

MOLINE, Illinois (November 23, 2022) — Deere & Company reported net income of $2.246 billion for the fourth quarter ended October 30, 2022, or $7.44 per share, compared with net income of $1.283 billion, or $4.12 per share, for the quarter ended October 31, 2021. For fiscal-year 2022, net income attributable to Deere & Company was $7.131 billion, or $23.28 per share, compared with $5.963 billion, or $18.99 per share, in fiscal 2021.

Worldwide net sales and revenues increased 37 percent, to $15.536 billion, for the fourth quarter of fiscal 2022 and rose 19 percent, to $52.577 billion, for the full year. Equipment operations net sales were $14.351 billion for the quarter and $47.917 billion for the year, compared with corresponding totals of $10.276 billion and $39.737 billion in 2021.

“Deere’s strong performance for both the fourth quarter and full year is a tribute to our dedicated team of employees, dealers, and suppliers throughout the world,” said John C. May, chairman and chief executive officer. “We’re proud of their extraordinary efforts to overcome supply-chain constraints, increase factory production, and deliver products to our customers.”

Company Outlook & Summary

Net income attributable to Deere & Company for fiscal 2023 is forecast to be in a range of $8.0 billion to $8.5 billion.

“Deere is looking forward to another strong year in 2023 based on positive farm fundamentals and fleet dynamics as well as an increased investment in infrastructure,” May said. “These factors are expected to support healthy demand for our equipment. At the same time, we have confidence in the smart industrial operating model and our ability to deliver solutions that help our customers be more profitable, productive, and sustainable.”

Deere & Company	Fourth Quarter			Full Year
$ in millions, except per share amounts	2022	2021	% Change	2022	2021	% Change
Net sales and revenues	$15,536	$11,327	37%	$52,577	$44,024	19%
Net income	$2,246	$1,283	75%	$7,131	$5,963	20%
Fully diluted EPS	$7.44	$4.12		$23.28	$18.99

Results for the periods shown were affected by special items. See Note 1 of the financial statements for further details.

Production & Precision Agriculture	Fourth Quarter
$ in millions	2022	2021	% Change
Net sales	$7,434	$4,661	59%
Operating profit	$1,740	$777	124%
Operating margin	23.4%	16.7%

Production and precision agriculture sales increased for the quarter due to higher shipment volumes and price realization. Operating profit rose primarily due to improved shipment volumes / mix and price realization. These items were partially offset by higher production costs, higher R&D and SA&G expenses, and the impact of higher reserves on the remaining assets in Russia.

Production & Precision Agriculture Operating Profit

Fourth Quarter 2022 compared to Fourth Quarter 2021

$ in millions

$777
$894
$873
($6)
$27
($586)
($141)
($70)
($28)
$1,740
Fourth Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Fourth Quarter 2022

Small Agriculture & Turf	Fourth Quarter
$ in millions	2022	2021	% Change
Net sales	$3,544	$2,809	26%
Operating profit	$506	$346	46%
Operating margin	14.3%	12.3%

Small agriculture and turf sales increased for the quarter due to higher shipment volumes and price realization, partially offset by the negative effects of currency translation. Operating profit rose primarily due to price realization and improved shipment volumes / mix. These items were partially offset by higher production costs, higher R&D and SA&G expenses, and the unfavorable effects of foreign exchange.

Small Agriculture & Turf Operating Profit

Fourth Quarter 2022 compared to Fourth Quarter 2021

$ in millions

$346
$191
$350
($30)
$7
($269)
($56)
($8)
($25)
$506
Fourth Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Fourth Quarter 2022

Construction & Forestry	Fourth Quarter
$ in millions	2022	2021	% Change
Net sales	$3,373	$2,806	20%
Operating profit	$414	$270	53%
Operating margin	12.3%	9.6%

Construction and forestry sales moved higher for the quarter primarily due to price realization and higher shipment volumes, partially offset by the negative effects of currency translation. Operating profit improved mainly due to price realization and higher sales volume. Partially offsetting these factors were increases in production costs and the impact of higher reserves on the remaining assets in Russia.

Construction & Forestry Operating Profit

Fourth Quarter 2022 compared to Fourth Quarter 2021

$ in millions

$270
$75
$357
$25
$7
($260)
($40)
($50)
$30
$414
Fourth Quarter 2021
Volume/ Mix
Price
Currency
Warranty
Production Costs
SA&G/ R&D
Special Items
Other
Fourth Quarter 2022

Financial Services	Fourth Quarter
$ in millions	2022	2021	% Change
Net income	$232	$227	2%

Financial services net income for the quarter rose mainly due to income earned on a higher average portfolio partially offset by less-favorable financing spreads. The provision for credit losses increased, reflecting economic uncertainty in Russia. Financial services received an intercompany benefit from the equipment operations, which guarantees financial services’ investments in certain international markets, including Russia.

Industry Outlook for Fiscal 2023
Agriculture & Turf
U.S. & Canada:
Large Ag	Up 5 to 10%
Small Ag & Turf	Flat to Down 5%
Europe	Flat to Up 5%
South America (Tractors & Combines)	Flat to Up 5%
Asia	Down moderately

Construction & Forestry
U.S. & Canada:
Construction Equipment	Flat to Up 5%
Compact Construction Equipment	Flat to Up 5%
Global Forestry	~ Flat
Global Roadbuilding	~ Flat

Deere Segment Outlook for Fiscal 2023		Currency	Price
$ in millions	Net Sales	Translation	Realization
Production & Precision Ag	Up 15 to 20%	-1%	+11%
Small Ag & Turf	Flat to Up 5%	-2%	+7%
Construction & Forestry	Up ~ 10%	-1%	+8%

Financial Services	Net Income	$900

Financial Services. Fiscal-year 2023 net income attributable to Deere & Company for the financial services operations is forecast to be $900 million. Results are expected to be slightly higher in fiscal 2023 due to income earned on a higher average portfolio, partially offset by less-favorable financing spreads and lower gains on operating-lease residual values. Excluding the portfolio in Russia, a higher provision for credit losses is forecast for 2023.

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

	Fourth Quarter			Full Year
$ in millions	2022	2021	% Change	2022	2021	% Change
Revenue	$776	$673	15%	$2,759	$2,688	3%
Net income	$184	$181	2%	$704	$711	-1%
Ending portfolio balance				$47,228	$41,488	14%

Net income for the fourth quarter of fiscal 2022 was higher than in the previous fourth quarter primarily due to income earned on higher average portfolio balances, partially offset by less-favorable financing spreads. Full-year 2022 net income moved lower than 2021 due to less-favorable financing spreads, a higher provision for credit losses, higher SA&G expenses, and unfavorable discrete income-tax adjustments. These factors were partially offset by income earned on a higher average portfolio.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including in the sections entitled “Company Outlook & Summary,” “Industry Outlook for Fiscal 2023,” and “Deere Segment Outlook for Fiscal 2023,” relating to future events, expectations, and trends constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve factors that are subject to change, assumptions, risks, and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect all lines of the company’s operations generally while others could more heavily affect a particular line of business.

Forward-looking statements are based on currently available information and current assumptions, expectations, and projections about future events and should not be relied upon. Except as required by law, the company expressly disclaims any obligation to update or revise its forward-looking statements. Further information concerning the company and its businesses, including factors that could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. “Risk Factors” of the company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q).

Factors Affecting All Lines of Business

All of the company’s businesses and their results are affected by general global macroeconomic conditions, including but not limited to inflation, including rising costs for materials used in our production, slower growth or recession, higher interest rates and currency fluctuations which could adversely affect the U.S. dollar and customer confidence, customer access to capital, and overall demand for our products; delays or disruptions in the company’s supply chain, including work stoppages or disputes by suppliers with their unionized labor; shipping delays; government spending and taxing; changes in weather and climate patterns; the political and social stability of the markets in which the company operates; the effects of, or response to, wars and other conflicts, including the current conflict between Russia and Ukraine; natural disasters; and the spread of major epidemics or pandemics (including the COVID-19 pandemic).

Significant changes in market liquidity conditions, changes in the company’s credit ratings, and any failure to comply with financial covenants in credit agreements could impact our access to or terms of future funding, which could reduce the company’s earnings and cash flows. A debt crisis in Europe (including the recent volatility of the United Kingdom’s bond market), Latin America, or elsewhere could negatively impact currencies, global financial markets, funding sources and costs, asset and obligation values, customers, suppliers, and demand for equipment. The company’s investment management activities could be impaired by changes in the equity, bond, and other financial markets, which would negatively affect earnings.

Additional factors that could materially affect the company’s operations, financial condition, and results include changes in governmental trade, banking, monetary, and fiscal policies, including policies and tariffs for the benefit of certain industries or sectors; actions by environmental, health, and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, and the effects of climate change; changes to GPS radio frequency bands and their permitted uses; speed of research and development; effectiveness of partnerships with third parties; the dealer channel’s ability to support and service precision technology solutions; changes to accounting standards; changes to and compliance with economic sanctions and export controls laws and regulations (including those in place for Russia); and compliance with evolving U.S. and foreign laws when expanding to new markets and otherwise.

Other factors that could materially affect the company’s results and operations include security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of the company and its suppliers and dealers; security breaches with respect to the company’s products; the loss of or challenges to intellectual property rights; the availability and prices of strategically sourced materials, components, and whole goods; introduction of legislation that could affect the company’s business model and intellectual property, such as so-called right to repair or right to modify legislation; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits, or other legal proceedings; the success or failure of new product initiatives or business strategies; changes in product preferences, sales mix, and take rates of products and life cycle solutions; gaps or limitations in rural broadband coverage, capacity, and speed needed to support technology solutions; oil and energy prices, supplies, and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices, especially as to levels of new and used field inventories; changes in demand and pricing for used equipment and resulting impacts on lease residual values; the inability to deliver precision technology and agricultural solutions to customers; labor relations and contracts, including work stoppages and other disruptions; changes in the ability to attract, develop, engage, and retain qualified personnel; and the integration of acquired businesses.

Production & Precision Agriculture and Small Agriculture & Turf Operations

The company’s agricultural equipment operations are subject to a number of uncertainties, including customer profitability; consumer purchasing preferences; housing starts and supply; infrastructure investment; and consumable input costs. Additionally, these operations are subject to certain factors that affect farmers’ confidence and financial condition. These factors include demand for agricultural products; world grain stocks; soil conditions; harvest yields; prices for commodities and livestock; availability and cost of fertilizer; availability of transport for crops; the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production); real estate values; availability of technological innovations; available acreage for farming; changes in government farm programs and policies; changes in and effects of crop insurance programs; changes in environmental regulations and their impact on farming practices; animal diseases and their effects on poultry, beef, and pork consumption and prices on livestock feed demand; and crop pests and diseases.

Production and Precision Agriculture Operations

In addition to the uncertainties discussed above, the production and precision agriculture operations rely in part on hardware and software, guidance, connectivity and digital solutions, and automation and machine intelligence. Many factors contribute to the company’s precision agriculture sales and results, including the impact to customers’ profitability and/or sustainability outcomes.

Small Agriculture and Turf Equipment

In addition to the uncertainties discussed above, factors affecting the company’s small agriculture and turf equipment operations include spending by municipalities and golf courses.

Construction and Forestry

Factors affecting the company’s construction and forestry equipment operations include real estate and housing prices; the number of housing starts; commodity prices such as oil and gas; the levels of public and non-residential construction; and investment in infrastructure, while prices for pulp, paper, lumber, and structural panels affect sales of forestry equipment.

John Deere Financial

The liquidity and ongoing profitability of John Deere Capital Corporation and the company’s other financial services subsidiaries depend on timely access to capital to meet future cash flow requirements, and to fund operations, costs, and purchases of the company’s products. If general economic conditions deteriorate further or capital markets become more volatile, funding could be unavailable or insufficient. Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

DEERE & COMPANY

FOURTH QUARTER 2022 PRESS RELEASE

(In millions of dollars) Unaudited

	Three Months Ended			Years Ended
	October 30	October 31%		October 30	October 31%
	2022	2021	Change	2022	2021	Change
Net sales and revenues:
Production & precision ag net sales	$7,434	$4,661	+59	$22,002	$16,509	+33
Small ag & turf net sales	3,544	2,809	+26	13,381	11,860	+13
Construction & forestry net sales	3,373	2,806	+20	12,534	11,368	+10
Financial services revenues	988	869	+14	3,625	3,548	+2
Other revenues	197	182	+8	1,035	739	+40
Total net sales and revenues	$15,536	$11,327	+37	$52,577	$44,024	+19

Operating profit: *
Production & precision ag	$1,740	$777	+124	$4,386	$3,334	+32
Small ag & turf	506	346	+46	1,949	2,045	-5
Construction & forestry	414	270	+53	2,014	1,489	+35
Financial services	297	299	-1	1,159	1,144	+1
Total operating profit	2,957	1,692	+75	9,508	8,012	+19
Reconciling items **	(68)	(79)	-14	(370)	(391)	-5
Income taxes	(643)	(330)	+95	(2,007)	(1,658)	+21
Net income attributable to Deere & Company	$2,246	$1,283	+75	$7,131	$5,963	+20

*      Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**     Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED INCOME

For the Three Months and Years Ended October 30, 2022 and October 31, 2021

(In millions of dollars and shares except per share amounts) Unaudited

	Three Months Ended		Years Ended
	2022	2021	2022	2021
Net Sales and Revenues
Net sales	$14,351	$10,276	$47,917	$39,737
Finance and interest income	925	828	3,365	3,296
Other income	260	223	1,295	991
Total	15,536	11,327	52,577	44,024

Costs and Expenses
Cost of sales	10,214	7,809	35,338	29,116
Research and development expenses	576	450	1,912	1,587
Selling, administrative and general expenses	1,192	936	3,863	3,383
Interest expense	348	210	1,062	993
Other operating expenses	320	309	1,275	1,343
Total	12,650	9,714	43,450	36,422

Income of Consolidated Group before Income Taxes	2,886	1,613	9,127	7,602
Provision for income taxes	643	330	2,007	1,658

Income of Consolidated Group	2,243	1,283	7,120	5,944
Equity in income of unconsolidated affiliates	1	1	10	21

Net Income	2,244	1,284	7,130	5,965
Less: Net income (loss) attributable to noncontrolling interests	(2)	1	(1)	2
Net Income Attributable to Deere & Company	$2,246	$1,283	$7,131	$5,963

Per Share Data
Basic	$7.48	$4.15	$23.42	$19.14
Diluted	$7.44	$4.12	$23.28	$18.99
Dividends declared	$1.13	$1.05	$4.36	$3.61
Dividends paid	$1.13	$.90	$4.28	$3.32

Average Shares Outstanding
Basic	300.4	309.1	304.5	311.6
Diluted	302.1	311.5	306.3	314.0

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of October 30, 2022 and October 31, 2021

(In millions of dollars) Unaudited

	2022	2021
Assets
Cash and cash equivalents	$4,774	$8,017
Marketable securities	734	728
Trade accounts and notes receivable - net	6,410	4,208
Financing receivables - net	36,634	33,799
Financing receivables securitized - net	5,936	4,659
Other receivables	2,492	1,765
Equipment on operating leases - net	6,623	6,988
Inventories	8,495	6,781
Property and equipment - net	6,056	5,820
Goodwill	3,687	3,291
Other intangible assets - net	1,218	1,275
Retirement benefits	3,730	3,601
Deferred income taxes	824	1,037
Other assets	2,417	2,145
Total Assets	$90,030	$84,114

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$12,592	$10,919
Short-term securitization borrowings	5,711	4,605
Accounts payable and accrued expenses	14,822	12,348
Deferred income taxes	495	576
Long-term borrowings	33,596	32,888
Retirement benefits and other liabilities	2,457	4,344
Total liabilities	69,673	65,680

Redeemable noncontrolling interest	92

Stockholders’ Equity
Total Deere & Company stockholders’ equity	20,262	18,431
Noncontrolling interests	3	3
Total stockholders’ equity	20,265	18,434
Total Liabilities and Stockholders’ Equity	$90,030	$84,114

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY

STATEMENTS OF CONSOLIDATED CASH FLOWS

For the Years Ended October 30, 2022 and October 31, 2021

(In millions of dollars) Unaudited

	2022	2021
Cash Flows from Operating Activities
Net income	$7,130	$5,965
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	192	(6)
Provision for depreciation and amortization	1,895	2,050
Impairment charges	88	50
Share-based compensation expense	85	82
Gain on remeasurement of previously held equity investment	(326)
Credit for deferred income taxes	(66)	(441)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(2,483)	969
Inventories	(2,091)	(2,497)
Accounts payable and accrued expenses	1,133	1,884
Accrued income taxes payable/receivable	141	11
Retirement benefits	(1,015)	29
Other	16	(370)
Net cash provided by operating activities	4,699	7,726

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	20,907	18,959
Proceeds from sales of equipment on operating leases	2,093	2,094
Cost of receivables acquired (excluding receivables related to sales)	(26,300)	(23,653)
Acquisitions of businesses, net of cash acquired	(498)	(244)
Purchases of property and equipment	(1,134)	(848)
Cost of equipment on operating leases acquired	(2,654)	(1,732)
Collateral on derivatives - net	(642)	(281)
Other	(257)	(45)
Net cash used for investing activities	(8,485)	(5,750)

Cash Flows from Financing Activities
Increase in total short-term borrowings	3,852	818
Proceeds from long-term borrowings	10,358	8,722
Payments of long-term borrowings	(8,445)	(7,090)
Proceeds from issuance of common stock	63	148
Repurchases of common stock	(3,597)	(2,538)
Dividends paid	(1,313)	(1,040)
Other	(92)	(98)
Net cash provided by (used for) financing activities	826	(1,078)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(224)	55

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(3,184)	953
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	8,125	7,172
Cash, Cash Equivalents, and Restricted Cash at End of Year	$4,941	$8,125

See Condensed Notes to Consolidated Financial Statements.

DEERE & COMPANY
Condensed Notes to Consolidated Financial Statements
(In millions of dollars) Unaudited

(1)	Acquisitions

In the second quarter of 2022, the company acquired majority ownership in Kreisel Electric Inc., a pioneer in the development of immersion-cooled battery technology. The total cash purchase price, net of cash acquired, was $276 million. Most of the consideration was allocated to Goodwill and Other intangible assets.

In the second quarter of 2022, the company acquired full ownership of three Deere-Hitachi joint venture factories and began new license and supply agreements with Hitachi Construction Machinery. The two companies also ended their joint venture manufacturing and marketing agreements. The total invested capital was $690 million, which consists of net cash consideration and the fair value of the previously held equity investment in the joint venture. The fair value of the previous equity investment created a non-cash gain of $326 million (pretax and after-tax), which was recorded in Other income and included in the construction and forestry segment’s operating profit. The invested capital was primarily allocated to Goodwill, Inventories, and Property and equipment.

Special Items

As a result of the events in Russia / Ukraine, the company has suspended shipments to Russia, which will reduce forecasted revenue for the region, and initiated a voluntary employee-separation program. The accounting consequences during 2022 were an increase in reserves of financial assets, impairments of most long-lived assets, and an increase in inventory reserves. The company continues to closely monitor all financial risks to its operations in the region. During the fourth quarter, the company increased its allowance for credit losses, reflecting economic uncertainty in Russia. The financial services received an intercompany benefit from the equipment operations, which guarantees the financial services’ investment in certain international markets, including Russia. As of October 30, 2022, the company’s net exposure in Russia / Ukraine was approximately $266 million, primarily related to financial assets and inventory. Net sales from the company’s Russian operations represented 2 percent of consolidated annual net sales from 2017 to 2021. A summary of the reserves and impairments recorded in 2022 follows in millions of dollars:

	Three Months Ended Oct. 30, 2022					Year Ended Oct. 30, 2022
Expense (benefit):	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
Inventory reserve – Cost of sales	$7				$7	$14	$2	$3		$19
Fixed asset impairment – Cost of sales						30		11		41
Intangible asset impairment – Cost of sales								28		28
Allowance for credit losses – Financing receivables – SA&G expenses				$121	121				$153	153
Voluntary-separation program – Cost of sales	2				2	3				3
Voluntary-separation program – SA&G expenses	1		$2		3	4		6	1	11
Contingent liabilities – Other operating expenses	(3)		(2)		(5)
Intercompany agreement	63	$8	50	(121)		82	9	62	(153)
Total Russia/Ukraine events pretax expense	$70	$8	$50		128	$133	$11	$110	$1	255

Net tax impact					(32)					(40)
Total Russia/Ukraine events after-tax expense					$96					$215

In the first quarter of 2022, the company had a one-time payment related to the ratification of the UAW collective bargaining agreement, totaling $90 million.

In the third quarter of 2021, the company sold a closed factory that previously produced small agriculture equipment in China, resulting in a $27 million pretax gain. During the first quarter of 2021, the fixed assets in an asphalt plant factory in Germany were impaired by $38 million, pretax and after-tax. The company also continued to assess its manufacturing locations, resulting in additional long-lived asset impairments of $12 million pretax. The impairments were the result of a decline in forecasted financial performance that indicated it was probable future cash flows would not cover the carrying amount of the net assets. These impairments were offset by a favorable indirect tax ruling in Brazil of $58 million pretax. There were no special items in the fourth quarter of 2021.

The following table summarizes the operating profit impact, in millions of dollars, of the special items recorded for the three months and fiscal years ended October 30, 2022 and October 31, 2021:

	Three Months					Fiscal Years
	PPA	SAT	CF	FS	Total	PPA	SAT	CF	FS	Total
2022 Expense (benefit):
Gain on remeasurement of equity investment – Other income								$(326)		$(326)
Total Russia/Ukraine events pretax expense	$70	$8	$50		$128	$133	$11	110	$1	255
UAW ratification bonus – Cost of sales						53	9	28		90
Total expense (benefit)	70	8	50		128	186	20	(188)	1	19

2021 Expense (benefit):
Gain on sale – Other income							(27)			(27)
Long-lived asset impairments – Cost of sales						5	3	42		50
Brazil indirect tax – Cost of sales						(53)		(5)		(58)
Total expense (benefit)						(48)	(24)	37		(35)

Period over period change	$70	$8	$50		$128	$234	$44	$(225)	$1	$54

(2)	Prior to fiscal year 2021, the operating results of the Wirtgen Group (Wirtgen) were incorporated into the company’s consolidated financial statements using a one-month lag period. The reporting lag was eliminated resulting in one additional month of Wirtgen activity in the first quarter and fiscal year of 2021. The effect was an increase to Net sales of $270 million, which the company considers immaterial to construction and forestry’s annual net sales.
(3)	The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.
(4)	The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries. The supplemental consolidating data is presented for informational purposes. Transactions between the Equipment Operations and Financial Services have been eliminated to arrive at the consolidated financial statements. In the supplemental consolidating data in Note 5 to the financial statements, the “Equipment Operations” represents the enterprise without “Financial Services”, which include the company’s production and precision agriculture operations, small agriculture and turf operations, and construction and forestry operations, and other corporate assets, liabilities, revenues, and expenses not reflected within “Financial Services.”

DEERE & COMPANY

(5) SUPPLEMENTAL CONSOLIDATING DATA
STATEMENTS OF INCOME

For the Three Months Ended October 30, 2022 and October 31, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Net Sales and Revenues
Net sales	$14,351	$10,276					$14,351	$10,276
Finance and interest income	83	39	$1,003	$859	$(161)	$(70)	925	828	[1]
Other income	233	229	231	84	(204)	(90)	260	223	[2,3]
Total	14,667	10,544	1,234	943	(365)	(160)	15,536	11,327

Costs and Expenses
Cost of sales	10,215	7,811			(1)	(2)	10,214	7,809	[4]
Research and development expenses	576	450					576	450
Selling, administrative and general expenses	922	798	272	140	(2)	(2)	1,192	936	[4]
Interest expense	93	81	306	148	(51)	(19)	348	210	[5]
Interest compensation to Financial Services	110	51			(110)	(51)			[5]
Other operating expenses	163	40	358	355	(201)	(86)	320	309	[6,7]
Total	12,079	9,231	936	643	(365)	(160)	12,650	9,714

Income before Income Taxes	2,588	1,313	298	300			2,886	1,613
Provision for income taxes	576	256	67	74			643	330

Income after Income Taxes	2,012	1,057	231	226			2,243	1,283
Equity in income of unconsolidated affiliates			1	1			1	1

Net Income	2,012	1,057	232	227			2,244	1,284
Less: Net income (loss) attributable to noncontrolling interests	(2)	1					(2)	1
Net Income Attributable to Deere & Company	$2,014	$1,056	$232	$227			$2,246	$1,283

1 Elimination of Financial Services’ interest income earned from Equipment Operations.

2 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of Financial Services’ income related to intercompany guarantees of investments in certain international markets.

4 Elimination of intercompany service fees.

5 Elimination of Equipment Operations’ interest expense to Financial Services.

6 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

7 Elimination of Equipment Operations’ expense related to intercompany guarantees of investments in certain international markets.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENTS OF INCOME

For the Years Ended October 30, 2022 and October 31, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Net Sales and Revenues
Net sales	$47,917	$39,737					$47,917	$39,737
Finance and interest income	213	133	$3,583	$3,442	$(431)	$(279)	3,365	3,296	[1]
Other income	1,261	941	502	352	(468)	(302)	1,295	991	[2,3]
Total	49,391	40,811	4,085	3,794	(899)	(581)	52,577	44,024

Costs and Expenses
Cost of sales	35,341	29,119			(3)	(3)	35,338	29,116	[4]
Research and development expenses	1,912	1,587					1,912	1,587
Selling, administrative and general expenses	3,137	2,887	735	504	(9)	(8)	3,863	3,383	[4]
Interest expense	390	368	799	687	(127)	(62)	1,062	993	[5]
Interest compensation to Financial Services	299	217			(299)	(217)			[5]
Other operating expenses	350	181	1,386	1,453	(461)	(291)	1,275	1,343	[6,7]
Total	41,429	34,359	2,920	2,644	(899)	(581)	43,450	36,422

Income before Income Taxes	7,962	6,452	1,165	1,150			9,127	7,602
Provision for income taxes	1,718	1,386	289	272			2,007	1,658

Income after Income Taxes	6,244	5,066	876	878			7,120	5,944
Equity in income of unconsolidated affiliates	6	18	4	3			10	21

Net Income	6,250	5,084	880	881			7,130	5,965
Less: Net income (loss) attributable to noncontrolling interests	(1)	2					(1)	2
Net Income Attributable to Deere & Company	$6,251	$5,082	$880	$881			$7,131	$5,963

1 Elimination of Financial Services’ interest income earned from Equipment Operations.

2 Elimination of Equipment Operations’ margin from inventory transferred to equipment on operating leases.

3 Elimination of Financial Services’ income related to intercompany guarantees of investments in certain international markets.

4 Elimination of intercompany service fees.

5 Elimination of Equipment Operations’ interest expense to Financial Services.

6 Elimination of Financial Services’ lease depreciation expense related to inventory transferred to equipment on operating leases.

7 Elimination of Equipment Operations’ expense related to intercompany guarantees of investments in certain international markets.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEETS

As of October 30, 2022 and October 31, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Assets
Cash and cash equivalents	$3,767	$7,188	$1,007	$829			$4,774	$8,017
Marketable securities	61	3	673	725			734	728
Receivables from Financial Services	6,569	5,564			$(6,569)	$(5,564)			[8]
Trade accounts and notes receivable - net	1,273	1,155	6,434	3,895	(1,297)	(842)	6,410	4,208	[9]
Financing receivables - net	47	73	36,587	33,726			36,634	33,799
Financing receivables securitized - net		10	5,936	4,649			5,936	4,659
Other receivables	1,670	1,629	832	159	(10)	(23)	2,492	1,765	[9]
Equipment on operating leases - net			6,623	6,988			6,623	6,988
Inventories	8,495	6,781					8,495	6,781
Property and equipment - net	6,021	5,783	35	37			6,056	5,820
Goodwill	3,687	3,291					3,687	3,291
Other intangible assets - net	1,218	1,275					1,218	1,275
Retirement benefits	3,666	3,539	66	64	(2)	(2)	3,730	3,601	[10]
Deferred income taxes	940	1,215	45	53	(161)	(231)	824	1,037	[11]
Other assets	1,794	1,646	626	499	(3)		2,417	2,145
Total Assets	$39,208	$39,152	$58,864	$51,624	$(8,042)	$(6,662)	$90,030	$84,114

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$1,040	$1,509	$11,552	$9,410			$12,592	$10,919
Short-term securitization borrowings		10	5,711	4,595			5,711	4,605
Payables to Equipment Operations			6,569	5,564	$(6,569)	$(5,564)			[8]
Accounts payable and accrued expenses	12,962	11,198	3,170	2,015	(1,310)	(865)	14,822	12,348	[9]
Deferred income taxes	380	438	276	369	(161)	(231)	495	576	[11]
Long-term borrowings	7,917	8,915	25,679	23,973			33,596	32,888
Retirement benefits and other liabilities	2,351	4,239	108	107	(2)	(2)	2,457	4,344	[10]
Total liabilities	24,650	26,309	53,065	46,033	(8,042)	(6,662)	69,673	65,680

Redeemable noncontrolling interest	92						92

Stockholders’ Equity
Total Deere & Company stockholders’ equity	20,262	18,431	5,799	5,591	(5,799)	(5,591)	20,262	18,431	[12]
Noncontrolling interests	3	3					3	3
Financial Services equity	(5,799)	(5,591)			5,799	5,591			[12]
Adjusted total stockholders' equity	14,466	12,843	5,799	5,591			20,265	18,434
Total Liabilities and Stockholders’ Equity	$39,208	$39,152	$58,864	$51,624	$(8,042)	$(6,662)	$90,030	$84,114

8 Elimination of receivables / payables between Equipment Operations and Financial Services.

9 Primarily reclassification of sales incentive accruals on receivables sold to Financial Services.

10 Reclassification of net pension assets / liabilities.

11 Reclassification of deferred tax assets / liabilities in the same taxing jurisdictions.

12 Elimination of Financial Services equity.

DEERE & COMPANY

SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENTS OF CASH FLOWS

For the Years Ended October 30, 2022 and October 31, 2021

(In millions of dollars) Unaudited

	EQUIPMENT		FINANCIAL
	OPERATIONS		SERVICES		ELIMINATIONS		CONSOLIDATED
	2022	2021	2022	2021	2022	2021	2022	2021
Cash Flows from Operating Activities
Net income	$6,250	$5,084	$880	$881			$7,130	$5,965
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (credit) for credit losses	3	7	189	(13)			192	(6)
Provision for depreciation and amortization	1,041	1,043	1,050	1,140	$(196)	$(133)	1,895	2,050	[13]
Impairment charges	88	50					88	50
Share-based compensation expense					85	82	85	82	[14]
Gain on remeasurement of previously held equity investment	(326)						(326)
Undistributed earnings of Financial Services	444	555			(444)	(555)			[15]
Provision (credit) for deferred income taxes	8	(369)	(74)	(72)			(66)	(441)
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(189)	(105)			(2,294)	1,074	(2,483)	969	[16,18,19]
Inventories	(1,924)	(1,835)			(167)	(662)	(2,091)	(2,497)	[17]
Accounts payable and accrued expenses	1,444	1,589	143	57	(454)	238	1,133	1,884	[18]
Accrued income taxes payable/receivable	166	13	(25)	(2)			141	11
Retirement benefits	(1,016)	30	1	(1)			(1,015)	29
Other	250	(162)	(287)	(25)	53	(183)	16	(370)	[13,14,17]
Net cash provided by operating activities	6,239	5,900	1,877	1,965	(3,417)	(139)	4,699	7,726

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)			22,400	20,527	(1,493)	(1,568)	20,907	18,959	[16]
Proceeds from sales of equipment on operating leases			2,093	2,094			2,093	2,094
Cost of receivables acquired (excluding receivables related to sales)			(26,903)	(25,305)	603	1,652	(26,300)	(23,653)	[16]
Acquisitions of businesses, net of cash acquired	(498)	(244)					(498)	(244)
Purchases of property and equipment	(1,131)	(845)	(3)	(3)			(1,134)	(848)
Cost of equipment on operating leases acquired			(2,879)	(2,627)	225	895	(2,654)	(1,732)	[17]
Decrease (increase) in trade and wholesale receivables			(3,601)	1,364	3,601	(1,364)			[16]
Collateral on derivatives - net	5	(7)	(647)	(274)			(642)	(281)
Other	(206)	62	(81)	(84)	30	(23)	(257)	(45)	[15,19]
Net cash used for investing activities	(1,830)	(1,034)	(9,621)	(4,308)	2,966	(408)	(8,485)	(5,750)

Cash Flows from Financing Activities
Increase in total short-term borrowings	136	65	3,716	753			3,852	818
Change in intercompany receivables/payables	(1,633)	(354)	1,633	354
Proceeds from long-term borrowings	138	11	10,220	8,711			10,358	8,722
Payments of long-term borrowings	(1,356)	(94)	(7,089)	(6,996)			(8,445)	(7,090)
Proceeds from issuance of common stock	63	148					63	148
Repurchases of common stock	(3,597)	(2,538)					(3,597)	(2,538)
Dividends paid	(1,313)	(1,040)	(444)	(555)	444	555	(1,313)	(1,040)	[15]
Other	(57)	(61)	(42)	(29)	7	(8)	(92)	(98)	[15]
Net cash provided by (used for) financing activities	(7,619)	(3,863)	7,994	2,238	451	547	826	(1,078)

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(209)	41	(15)	14			(224)	55

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(3,419)	1,044	235	(91)			(3,184)	953
Cash, Cash Equivalents, and Restricted Cash at Beginning of Year	7,200	6,156	925	1,016			8,125	7,172
Cash, Cash Equivalents, and Restricted Cash at End of Year	$3,781	$7,200	$1,160	$925			$4,941	$8,125

13 Elimination of depreciation on leases related to inventory transferred to equipment on operating leases.

14 Reclassification of share-based compensation expense.

15 Elimination of dividends from Financial Services to the Equipment Operations, which are included in the Equipment Operations operating activities, and capital investments in Financial Services from the Equipment Operations.

16 Primarily reclassification of receivables related to the sale of equipment.

17 Reclassification of direct lease agreements with retail customers.

18 Reclassification of sales incentive accruals on receivables sold to Financial Services.

19 Elimination and reclassification of the effects of Financial Services partial financing of the construction and forestry retail locations sales and subsequent collection of those amounts.